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                                                                    EXHIBIT 3.56


                          CERTIFICATE OF INCORPORATION
                                       OF
                          WESTLAKE HOLDINGS CORPORATION

                                   ARTICLE I

         The name of the corporation is Westlake Holdings Corporation.

                                   ARTICLE II

         The registered agent of the corporation is The Corporation Trust Company. The address of such registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock at a par value of One and No/100 Dollars ($1.00) each.

                                    ARTICLE V

         The name and mailing address of the incorporator are as follows:

         Bob Casey, Jr.             2900 South Tower
                                    Pennzoil Place
                                    Houston, Texas 77002-2781

         I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of June, 1990.

                                                    /s/ Bob Casey, Jr.
                                                 -----------------------------
                                                        Bob Casey, Jr.